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                                                                EXHIBIT 10.52

                               SECURED PROMISSORY NOTE


                                                                     8/11/, 1999

$87,853.59                                               Marlboro, Massachusetts

     FOR VALUE RECEIVED Kevin P. O'Brien, who resides at 149 Willow St., Acton, MA 01720 (the "Maker"), promises to pay to Viewlogic Systems, Inc., or order, at the offices of Viewlogic Systems, Inc. in Marlboro, Massachusetts, or at such other place as the holder of this Note may designate in writing, the principal sum of $87,853.59, without interest. The entire unpaid principal amount of this Note shall be due and payable on the earliest of the following dates:

     a.   The date which is the seventh anniversary of the date of this Note.
     b. The date which is eighteen months after the first date, if any, on which the common stock of Viewlogic Systems, Inc. (or any security substituted therefor) is listed on a national securities exchange or the NASDAQ stock market.
     c. Immediately upon the occurrence of an Event of Default hereunder or as defined in the Stock Pledge Agreement referenced below.
     d. The date which is three months after the termination of the Maker's employment with the Company for any reason or no reason.
     e. The date which is one month before the Final Exercise Date, as defined in the option agreement between the Maker and the Company under which the Maker acquired the collateral securing this Note.

All payments by the Maker under this Note shall be in immediately available funds.

     Payment of this Note is secured by a security interest in certain shares of common stock of Viewlogic Systems, Inc. owned by the Maker (the "Collateral") pursuant to a stock pledge agreement of even date herewith between the Maker and Viewlogic Systems, Inc. (the "Stock Pledge Agreement").

     Upon the occurrence of an Event of Default hereunder or as defined in the Stock Pledge Agreement, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law, subject to the limitations set forth is this Note or the Stock Pledge Agreement relating to the liability of the Maker for payment of any deficiency due hereunder or under the Stock Pledge Agreement.

     Notwithstanding anything to the contrary in this Note, the Stock Pledge Agreement or

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otherwise, Viewlogic Systems, Inc. and each other holder of this Note acknowledge and agree that the entire liability and obligation of the Maker under, or in connection with, this Note is limited to the surrender of the Collateral, plus, if the value of the Collateral at the time of any surrender thereof is not sufficient to satisfy Maker's then outstanding liabilities and obligations under this Note, the payment, in cash or by bank or certified check, of an amount equal to the lesser of (a) one half of the original principal amount of this Note and (b) the entire amount remaining unpaid under this Note after applying the value of the Collateral.

     No reference in this Note to the Stock Pledge Agreement or any guaranty shall impair the obligation of the Maker to pay all amounts due under this Note strictly in accordance with the terms of this Note.

     No delay or omission on the part of the holder in exercising any right under this Note or the Stock Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every endorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind (except as expressly set forth in this Note or the Stock Pledge Agreement) and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, and to the addition or release of any other party or person primarily or secondarily liable.

     This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be without premium or penalty. Immediately upon the payment or prepayment in whole of this Note, the Collateral shall be released to Maker, free and clear of all liens, encumbrances and security interests created or held by holder.

     None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the Maker and the holder, expressly referring to this Note and setting forth the provision so excluded, modified or amended.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts, excluding its rules regarding conflict of laws, and this Note is executed as an instrument under seal.



ATTEST:                                     MAKER

By:     /s/ Paula J. Cassidy                   /s/ Kevin P. O'Brien
   -------------------------------------    -------------------------------
Title: Vice President of Human Resources    Print Name:    Kevin O'Brien
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